SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 17, 2003

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On November 17, 2003, The Williams Companies, Inc. (“Williams”) announced that it signed definitive agreements to sell its business interests in Alaska for a total of approximately $265 million cash, subject to closing adjustments for items such as the value of petroleum inventories. In addition to anticipated cash proceeds, the transaction will eliminate two cash-collateralized letters of credit that Williams has with the state of Alaska, releasing $90.9 million back to Williams.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)        None
b)        None
c)        Exhibits

Exhibit 99.1	Copy of Williams’ press release dated November 17, 2003, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     On November 17, 2003, Williams issued a press release publicly reporting the matters discussed herein. A copy of the press release is furnished as Exhibit 99.1 to this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Date: November 17, 2003		/s/ Brian K. Shore

	Name:	Brian K. Shore
	Title:	Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Copy of Williams’ press release dated November 17, 2003, publicly reporting the matters discussed herein.